UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

Akari Therapeutics, Plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-36288	98-1034922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Boston Wharf Road FL 7

Boston, MA 02210

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (929) 274-7510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 2,000 Ordinary Shares	AKTX	The Nasdaq Capital Market
Ordinary Shares, par value $0.0001 per share*

*Trading, but only in connection with the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Appointment

On December 12, 2024, the board of directors (the “Board”) Akari Therapeutics, Plc (the “Company”) approved the appointment of Samir R. Patel, M.D. to Chief Executive Officer and principal executive officer, effective December 16, 2024. Dr. Patel has served as the Company’s interim Chief Executive Officer and principal executive officer since May 2024.

Director Appointment

On December 16, 2024, the Board approved the appointment of Abizer Gaslightwala to serve as a director of the Board, effective as of December 16, 2024. Mr. Gaslightwala will serve as a Class A director with a term expiring at the Company’s 2025 Annual General Meeting of Shareholders or until his successor is duly elected and qualified or until his earlier resignation, death or removal.

Mr. Gaslightwala, 51, has served as Senior Vice President at Jazz Pharmaceuticals plc (“Jazz”), leading the US oncology business unit since October 2020. Prior to joining Jazz, Mr. Gaslightwala worked at Amgen, Inc. (“Amgen”) from April 2014 until October 2020, where he held a variety of marketing, sales, and commercial leadership roles, including leading its US multiple myeloma business. Prior to Amgen, Mr. Gaslightwala was at Pfizer & Co., Inc. (“Pfizer”), where he had multiple global marketing and commercial planning roles, including building Pfizer’s biosimilar business unit in oncology and inflammation. Prior to Pfizer, Mr. Gaslightwala worked for Centocor/Johnson & Johnson and the Boston Consulting Group. Mr. Gaslightwala completed a BS in Chemical Engineering from Cornell University, and an MBA from the Sloan School of Management and a MS in Chemical Engineering from MIT.

The Board has determined that Mr. Gaslightwala is independent under the applicable Nasdaq listing rules. There are no arrangements or understandings between Mr. Gaslightwala and any other person pursuant to which he was selected as a director. There are no related party transactions between the Company and Mr. Gaslightwala (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Gaslightwala does not have any family relationships with any of the Company’s directors or executive officers.

Mr. Gaslightwala will participate in the standard non-employee director compensation arrangements described under the heading “Director Compensation” contained in the Company’s proxy statement filed with Securities and Exchange Commission (the “SEC”) on June 3, 2024.

Director Resignation

On December 16, 2024, Michael Grissinger notified the Company of his intent to resign from the Board, effective December 16, 2024. Mr. Grissinger’s decision to resign did not result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akari Therapeutics, Plc

Date: December 18, 2024	By:	/s/ Samir R. Patel, M.D.
Samir R. Patel, M.D.
President and Chief Executive Officer